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                                                                    Exhibit 99.2


                                      PROXY
                        COMMUNITY FIRST BANKSHARES, INC.
              SPECIAL MEETING OF STOCKHOLDERS  -- ___________, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Donald R. Mengedoth and Mark A. Anderson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of Community First Bankshares, Inc. ("CFB") which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on ___________, 1996, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

(1) Proposal to approve the Agreement and Plan of Reorganization with Mountain Parks Financial Corp. ("Mountain Parks") pursuant to which Mountain Parks will be merged with and into CFB and each outstanding share of Mountain Parks will be converted into 1.275 shares of CFB Common Stock.

              / /  FOR           / /  AGAINST           / /  ABSTAIN

(2) Proposal to amend CFB's Certificate of Incorporation to increase the number of authorized shares of CFB Common Stock from 20,000,000 shares to 30,000,000 shares.

              / /  FOR           / /  AGAINST           / /  ABSTAIN

(3) In their discretion, on such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.


     THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

                                      IF YOU ARE PLANNING TO ATTEND THE SPECIAL
                                      MEETING, PLEASE COMPLETE THE FOLLOWING:

                                      Number of Stockholders attending the
                                       Special Meeting:
                                                          /     /


                                   Dated:    _________________________________

                                   Signed:   _________________________________
                                             (Signature of Stockholder)

                                        _________________________________
                                             (Signature of Stockholder)

                                        Please vote, date and sign this proxy
                                        exactly as your name is printed hereon.
                                        When signing as attorney, executor,
                                        administrator, trustee, guardian, etc.
                                        give full title as such.  If the stock
                                        is held jointly, each owner should sign.
                                        If a corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.